EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212812 on Form S-3 and Registration Statement No. 333-205825 on Form S-8 of our reports dated August 29, 2024, relating to the financial statements of MasterCraft Boat Holdings, Inc. and the effectiveness of MasterCraft Boat Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

August 29, 2024